                                                                EXHIBIT 7.1



                           STOCK EXCHANGE AGREEMENT
                      AND AGREEMENT AND PLAN OF MERGER

     THIS STOCK EXCHANGE AGREEMENT AND AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July 30, 1997, by and among NATIONAL TECHTEAM, INC., a Delaware corporation ("Parent"), TECHTEAM ACQUISITION NO. 1, Inc., a Delaware corporation, a direct wholly-owned subsidiary of Parent ("Acquisition"), COMPUFLEX SYSTEMS, INC., a Delaware corporation (the "Company"), and SRINI VASAN ("Shareholders' Representative") acting for and on behalf of certain shareholders of the Company as set forth on Schedule 2.1.1 (collectively, the "Shareholders").

     The parties desire to provide for (1) the exchange by certain shareholders of the Company of stock and options in the Company with stock and options in the Parent upon the terms and subject to the conditions of this Agreement and (2) the transfer by Parent to Acquisition of the stock of the Company acquired by the Parent in the Exchange, and (3) the subsequent merger of Company into Acquisition by exchanging cash for the shares owned by the remaining shareholders of Company. The parties intend that the transactions described in
(l)-(3) shall be treated for tax purposes as integrated steps in accomplishing a forward triangular merger whereby the Parent, in consideration for its stock and cash, acquires the Company in a merger involving Acquisition.

     In consideration of the respective representations, warranties, covenants, agreements and indemnities, the parties agree as follows:


                            ARTICLE 1. THE EXCHANGE

     1.1 The Exchange. Upon terms and subject to the conditions of this Agreement at the Exchange Closing Date, the Shareholders shall exchange shares and options with Parent in accordance with Sections 1.2 and 1.3 (the "Exchange").

     1.2 Exchange of Company Shares. The Shareholders shall, concurrently with the execution and delivery of this Agreement, exchange all of the shares of Common Stock of the Company, par value $.001 per share owned by them, respectively, for 509,034 shares of common stock of the Parent ("Parent Common Stock") at the ratio of 1 share of Parent Common Stock for 7.01 shares of Common Stock of Company. The amount of shares of Parent Common Stock shall be allocated as follows:

          (A) "Registered Shares". 234,985 shares of Parent Common Stock shall be delivered to the Shareholders, and allocated among them in the respective amounts set forth next to their names on Schedule 1.2. Parent Common Stock issued under this Subsection shall be called "Registered Shares", and shall be registered by Parent under the Securities Act of 1933 in accordance with Section 14.1.

          (B) "Non-Registered Shares". 274,049 shares of Parent Common Stock shall be delivered to the Shareholders, and allocated among them in the respective amounts set forth next to their names on Schedule 1.2. Parent Common Stock issued under this Subsection shall be called "Non-registered Shares", which (i) Parent shall have no obligation to register (except as otherwise provided in Section 14.2), and (ii) shall be restricted from transfer by each Shareholder in accordance with Section 8.12

     1.3 The Exchange Closing. The closing of the Exchange (the "Exchange Closing") shall take place at the offices of Parent concurrently with the execution and delivery of this Agreement and following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated (other than conditions with respect to actions the respective parties will take at the Closing itself) or at such other place, time and date as the parties may mutually determine.

     1.4  Procedure for Payment.

          1.4.1 At the Exchange Closing: Parent will have available a sufficient number of certificates representing Parent Common Stock required to effect the delivery of the aggregate Share Consideration required to be issued pursuant to
Section 1.2 (the certificates representing Parent Common Stock comprising such aggregate Share Consideration being the "Stock Exchange Fund"). Parent shall deliver or irrevocably authorize and instruct its transfer agent in writing to deliver the Parent Common Stock contemplated to be issued pursuant to Section
1.2 out of the Stock Exchange Fund, less the amount set forth in Section 8.7 (the "Escrow Fund"), which shall be delivered to the Escrow Agent. Parent will deliver written Option Agreements for the purchase of Parent Common Stock.

          1.4.2 At the Exchange Closing the Shareholders shall deliver to Parent or the transfer agent a certificate or certificates evidencing all of the Company Shares owned by the Shareholders, endorsed in the favor of Parent (the "Certificates") and original copies of all Option Agreements for the purchase of Company Shares, endorsed in favor of Parent (the "Option Certificates"). Upon surrender of Certificates to Parent and any other required documents, the holder of such Certificates and Option Certificates shall be entitled to receive the Share Consideration for each of the Company Shares represented by such Certificates and Parent Options for each Option Certificate. If any certificate representing Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Acquisition any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. However, no transfer shall be effective or honored if not in compliance with Section 8.12.

     1.5  Actions at the Exchange Closing. At the Exchange Closing;

          1.5.1 The Shareholders will deliver to Parent the various certificates, instruments, and documents referred to in Section 11.1,

          1.5.2 Parent will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 11.2,

          1.5.3 Parent will deliver the Stock Exchange Fund (as defined in
Section 1.5).

     1.6 Fractional Company Shares. No fractional shares of Parent Common Stock shall be issued in the Exchange, but the Shareholders otherwise entitled to receive a fractional share will receive cash in lieu thereof.


                             ARTICLE 2. THE MERGER

     2.1 The Merger. Immediately after the Exchange and prior to the Merger, Parent shall transfer to Acquisition all of the shares of Company which it obtained in the Exchange. Upon terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DCL"), as soon as possible after the Exchange and the Stock Transfer are completed, the Company and the Acquisition shall consummate a "short form" merger, as set forth in DCL Section 253 (the "Merger") in which:



          2.1.1 The Company shall be merged within and into Acquisition and the separate existence of the Company shall thereupon cease,

          2.1.2 Acquisition shall be the surviving corporation in the Merger and shall continue to be governed by the DCL, and

          2.1.3 The name of Acquisition, as the surviving corporation shall be changed to "Compuflex Systems, Inc." by the filing of the Certificate of Ownership and Merger.

          2.1.4 Each Company share that is held in the treasury of the Company shall automatically be cancelled and returned and cease to exist and no consideration shall be paid or delivered in exchange therefor.

     2.2 Payment of Cash Consideration - Merger. Upon the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any of the securities in the Company not then owned by Acquisition after the Exchange and Stock Transfer, each issued and outstanding share of common stock which is not owned by Acquisition (the "Remaining Shares") shall be exchanged for and converted into the right to receive cash in the amount of $2.49 per share.

     2.3 Assumption of Company Options. Upon the Effective Time, all of the outstanding and unexercised options to purchase the Company's common stock identified on Schedule 5.2 hereto ("Company Options") shall become options to purchase Parent Common Stock on substantially equivalent terms, except as to price and amount of shares as explained further below, ("Parent Options").
After the Effective Time and upon the surrender of original Option Agreements evidencing Company Options by the holders thereof, Acquisition shall deliver new Option Agreements evidencing Parent Options which will be adjusted so that an option for 7.01 shares of Company will receive an option for one share of Parent Common Stock and the price for each share of Parent Common Stock shall be 7.01 times the option price for a share of Company. A form of the Parent's Option Agreement is attached as Exhibit A.

     2.4 Effective Time. The Company and Acquisition will complete the Merger as of the day on which the Certificate of Merger contemplated by Section 2.1 is filed with the Delaware Secretary of State. The Exchange and Merger shall become effective on the date on which the Certificate of Merger is duly filed and shall become effective with the Delaware Secretary of State. In no event shall the Certificate of Merger be filed before the Exchange with all of the Shareholders has been completed and the Stock Transfer has occurred. The time at which the Merger becomes effective is referred to as the "Effective Time". Acquisition, as the surviving corporation, may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

     2.5 Procedure for Payment of Cash Consideration. Concurrently with the Exchange Closing (or if later, upon receipt of a written undertaking of the Merger Exchange Agent to act as such), Parent shall deliver the aggregate Cash Consideration to American Securities Transfer and Trust, Inc. (the "Merger Exchange Agent"), to hold in escrow for the benefit of holders of Remaining Shares. On or before the Effective Time, the Company shall furnish the Merger Exchange Agent with a Notice of Merger and Appraisal Rights (the "Notice"). The Merger Exchange Agent shall give the Notice to all of the holders of Remaining Shares and thereafter act as the agent for the Company to exchange the Cash Consideration payable to holders of Remaining Shares who surrender certificates evidencing such Remaining Shares. All costs and fees of the merger Exchange Agent shall be borne by Acquisition.

     2.6  Actions at Effective Time. At the Effective Time;

          2.6.1 The Company and Acquisition will file with the Delaware Secretary of State the Certificate of Merger,

          2.6.2 Acquisition or Parent will deliver to the Company's Transfer Agent as agent for the Company and the holders of remaining shares sufficient cash to pay the Shareholders of Company the cash consideration set forth in
Section 2.2.

     2.7 Appraisal Rights. Notwithstanding anything to the contrary in this Agreement any holder of the Company's Common Stock at the time of the Merger shall have the rights of appraisal under Section 262 of the Delaware General Corporation Law, and if all the requirements thereof are met such holders shall be entitled to payment for their shares in cash as determined in accordance therewith. The Company, Parent and Acquisition covenant and agree to cause the Company, or Acquisition as the surviving entity, to give the notice required by
Section 262(d)(2) within the time periods specified therein.


                         ARTICLE 3. CERTAIN EFFECTS OF
                THE EXCHANGE, THE STOCK TRANSFER AND THE MERGER

     3.1    Directors.   Until the Certificate of Merger is filed, the current
directors of the Company shall remain as its Board of directors. Thereafter, the directors of Company shall be appointed by the Parent.

     3.2 No Further Ownership Rights in Company Shares. From and after the Effective Time, the holders of Company shares shall cease to have any rights with respect to Company Shares except as otherwise provided in this Agreement or by applicable law. Share Consideration or Cash Consideration paid upon the surrender of Company Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Company Shares.

     3.3 Articles of Incorporation. The Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     3.4 By-Laws. The By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     3.5 Authorized Capital Stock of the Surviving Corporation. The authorized capital stock of Acquisition at the Effective Time shall consist of 1,000 Company Shares, with such preferences, voting powers, qualifications and special rights as are described in its Articles of Incorporation, as amended. The issued and outstanding capital stock of the Surviving Corporation at the Effective Time shall consist of 1,000 Company Shares.

     3.6 Effects of the Merger. When the Merger becomes effective, Company shall be merged into Acquisition, Acquisition shall have the powers and status of a surviving corporation under the DCL, and the separate existence of Company shall cease.

     3.7 Tax Treatment of the Exchange, Stock Transfer and Merger. The intent of the parties to this Agreement is that the Exchange, Stock Transfer and Merger shall qualify (i) for pooling of interests accounting treatment, (ii) as a forward triangular merger within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, and the parties agree to prepare their financial statements and tax returns consistent with such pooling of interests and forward triangular merger characterization. In addition, the parties shall not treat this transaction as an acquisition subject to Section 338 of the Internal Revenue Code.


                 ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF
                           NON-PRINCIPAL SHAREHOLDERS

     Each of the Non-Principal Shareholders (as identified on Schedule 1.2) makes the following representations and warranties to Parent and Acquisition.

     4.1 Ownership. The Company shares and the Option Agreements which will be tendered by such shareholder is owned by such shareholder, free and clear of all liens, encumbrances, restrictions, and claims of any kind, except as set forth on Schedule 4.1.

     4.2 Stock Rights. Except as set forth in Schedule 4.2, there are no preemptive or similar rights on the part of such shareholder and there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its Capital Stock of any class or any securities convertible into or exchangeable for the shares owned by such shareholder.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

     The Principal Shareholders (as identified on Schedule 1.2) jointly and severally make the following representations and warranties to Parent and Acquisition.

     5.1 Corporate Organization and Standing. The Company and its operating subsidiary Intech Overseas Software, Ltd., (the "Subsidiary") are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and New York, respectively, and have all requisite corporate power and authority to own, operate or lease the properties it purports to own, operate or lease and to carry on its business as presently conducted. The Company has delivered to Parent complete and correct copies of its and the Subsidiary's Articles of Incorporation and By-Laws. The Company and the Subsidiary are duly qualified, licensed or registered as a foreign corporation to do business, and are in good standing in each of the jurisdictions in which the nature of the business is now being conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect (any change, effect or circumstance that, individually or when taken together with all other like changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be, taken as a whole, materially adverse to the business, assets (including intangible assets) financial condition or results of operations of the Company or on the ability of the Company to perform its obligations under this Agreement). Except as set forth in Schedule 5. 1, and for the Subsidiary, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or any similar interest in, any corporation, partnership, joint venture or other business association or entity.

     5.2 Capitalization of the Company. The authorized capital stock of the Company consists of: 20,000,000 shares of common stock, $0.001 par value, of which 3,627,595 shares have been duly authorized and validly issued; 970,000 shares of Preferred Stock, $.01 par value of which zero shares have been duly authorized and validly issued; and, 30,000 shares of Series A Preferred Stock, $.01 par value, of which zero shares have been duly authorized and validly issued. All of the above shares of stock are fully paid and non-assessable and owned by the shareholders as set forth in Schedule 5.2 free and clear of all liens, encumbrances, restrictions and claims of any kind except as set forth in that Schedule. The Company owns all of the issued and outstanding shares of Subsidiary. Except as set forth in Schedule 5.2, there are no preemptive or similar rights on the part of any holder of any class of securities of the Company or its Subsidiary, and there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company or its Subsidiary, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares. All such shares were issued in accordance, in all material respects, with the federal, and applicable states, securities laws and regulations.

     5.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations and to consummate the transactions contemplated. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Seller.

     5.4 No Conflict. Except as set forth in Schedule 5.4, the execution and delivery of this Agreement by the Company and the Subsidiary does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation and By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any contract, agreement, license, permit, or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.5 Financial Statements. The financial statements of the Company for the period ending July 31, 1996, audited by Arthur Andersen, and the financial statements dated April 30, 1997, prepared by the Company, attached to Schedule 5.5, were taken from its management accounts, and fairly present the Company's financial condition and reflect in all material respects the results of the Company for the periods presented, and were prepared in accordance with GAAP and the Company's historical practices, except for normal year-end adjustments and the absence of footnotes and other presentation items so as to fairly present the Company's financial condition and the results of its operations.

     5.6 No Undisclosed Liabilities. The Company has no material liabilities or obligations, whether accrued, absolute, contingent or otherwise except;

          5.6.1 to the extent reflected or reserved for on the Financial Statements,

          5.6.2 disclosed in Schedule 5.6.2 or in the other Schedules,

          5.6.3 liabilities or obligations incurred in connection with this Agreement, or

          5.6.4 where they constitute commitments under contracts entered into in the ordinary course of business and are set forth in Schedule 5.6.4.

          5.6.5 ordinary trade payables, as set forth on Schedule 5.6.5.

     5.7 Absence of Certain Changes. Since April 30, 1997, except as set forth in Schedule 5.7, the Company has conducted its business in the ordinary course and there has not occurred with respect to the Company:

          5.7.1 any Material Adverse Effect;

          5.7.2 any payment, discharge or satisfaction of any liabilities or obligations (whether accrued, absolute, contingent or otherwise) in excess of $1,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business, or pursuant to contracts or commitments referenced on the Schedules hereto.

          5.7.3 except in the ordinary course of business, any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          5.7.4 any cancellation or waiver of any claims or rights of value;

          5.7.5 any sale, lease, transfer, assignment, distribution or other disposition of any material assets, except in the ordinary course of business, or any disposal of any material assets for any amount to affiliates;

          5.7.6 any disposal or lapse of any rights in, to or for the use of any patent, trademark, service mark, trade name, brand name, or copyright, or any disclosure to any person not an employee, or other disposition of, any customer lists;

          5.7.7 any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person or any general increase in the base compensation or other payment to continuing employees not in the ordinary course consistent in timing and amount with past practices;

          5.7.8 any capital expenditure or commitment for additions to property, plant or equipment, exceeding $5,000 individually or $15,000 in the aggregate, or lease agreement to lease any assets which, if purchased, would be reflected in the property, plant or equipment accounts;

          5.7.9 any material change in any method of accounting or keeping their respective books of account or accounting practices;

          5.7.10 any material damage, destruction or loss of any asset, whether or not covered by insurance;

          5.7.11 any elimination of any reserves established on their respective books or any changing of the method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination;

          5.7.12 any material obligation or liability, including, without limitation, any liability for nonperformance or termination of any contract;

          5.7.13 any authorization for issuance, delivery or sale of any equity securities of the Company, or alteration of the terms of any outstanding securities issued by it; or

          5.7.14 the declaration or payment of any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any Company Shares, or the redemption, purchase or other acquisition of any Company Shares, any securities convertible into or exchangeable for any Company Shares, or any options, warrants or other rights to purchase or subscribe to any of the foregoing (and no dividends are or will be owed to any holder of Company Shares).

     5.8 Insurance. Schedule 5.8 sets forth a description of the policies of insurance currently in effect covering the assets and operations of the Company together with complete and correct information with respect to coverages, insurers, premiums, expiration dates, and deductibles in respect of such policies. Except as set forth in Schedule 5.8, there are no claims pending or, to the Shareholders' best knowledge, threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their terms. The Company has not been denied insurance or suffered the cancellation of any insurance with respect to the Company in the past five years.

     5.9 Litigation. Except as set forth in Schedule 5.9, there is no claim, action, suit, proceeding, or investigation pending or, to the best knowledge of the Company or the Shareholders, threatened against the Company or the directors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company, before any court arbitrator or administrative, governmental or regulatory authority, that would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.9, there are no orders, writs, injunctions or decrees currently in force against the Company or the directors, officers, agents or employees of the Company (in their capacity as such) with respect to the conduct of the Company's business.

     5.10    Compliance with Laws; Licenses and Permits. Except as disclosed in
Schedule 5.10, the Company is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.10, the Company owns, holds or possesses in its own name, all licenses, permits, approvals and other governmental authorizations (federal, state and local) (collectively, "Licenses and Permits") to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted, except for such Licenses and Permits, the absence of which would not have a Material Adverse Effect. All Licenses and Permits are listed on Schedule
5.10. The Company is not in violation of or default under any Licenses or Permits in any case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect or which could reasonably be expected to interfere materially with the consummation of the transactions contemplated herein.

     5.11    Tax Matters. Except as set forth on Schedule 5.11, the Company has
(i) timely filed or will file when due (or has filed and has paid all assessed penalties and interest), including extensions thereof, all federal, foreign, state and local tax returns required to be filed by or with respect to the Company (including those relating to any sales or use tax) prior to the Effective Time; and (ii) paid in full or accrued on the Financial Statements all taxes, and any interest or penalties with respect thereto for all period ending on or prior to the Effective Time. Except as set forth on Schedule 5.11, the Company is not a party to any pending action or proceeding, nor, to the best knowledge of the Shareholders, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of any taxes, and no claim for the assessment or collection of any taxes has been asserted against the Company, which has not been settled with all amounts due having been paid or contested in good faith. The Company has withheld, and will withhold prior to the Effective Time, proper and accurate amounts from its employees in compliance in all material respects with all withholding and similar provisions of any and all applicable federal, foreign, state, and local laws, statutes, codes, ordinances, rules and regulations. The Company has filed proper and accurate federal, foreign, state and local tax returns and estimates with respect to employee income tax withholding, social security taxes and unemployment insurance premiums for all years and periods (and portions thereof) ending on or prior to the Effective Time for which tax returns were due, and any and all amounts shown on such tax returns to be due and payable have been paid in full.

     5.12 Brokers, Finders. Except for the February 20, 1997 Letter Agreement between the Company and Hill Thompson Capital Markets, the Company has not retained any broker or finder in connection with the transactions contemplated nor is obligated nor has agreed to pay any brokerage or finder's commissions, fee or similar compensation.

     5.13 Real Property; Leased Premises. The Company does not have any ownership interests in any real property. Schedule 5.13 sets forth a complete and correct list of all leases pursuant to which the Company leases real property as lessee or lessor ("Leased Premises"). The Company has or will have at the Effective Time valid leasehold interests in all Leased Premises, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections other than (i) those listed in
Schedule 5.13, (ii) liens for current taxes, assessments or governmental charges not yet due and delinquent, (iii) those which do not, individually or in the aggregate, materially interfere with the use of the real properties or materially detract from their value, (iv) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due or payable or, if due and payable, have been adequately bonded or are being contested in good faith, and (v) zoning, entitlement and other land use and environmental regulations by governmental agencies. The Company enjoys peaceful and undisturbed possession under all real property leases listed in Schedule 5.13 (the "Real Property Leases"). The Company is not in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting the Leased Premises where such violation or noncompliance would have a Material Adverse Effect. Each of the buildings, improvements and structures located upon any of the Leased Premises and their operating systems are in reasonably good repair and operating condition so as to be adequate for the operation of the business of the Company, except as would not reasonably be expected to have a Material Adverse Effect.

     5.14 Material Contracts. Schedule 5.14 sets forth a complete and correct list of all of the Material Contracts to which the Company is a party as of the date of this Agreement. As used in this Agreement, "Material Contracts" means
(a) all leases or other agreements under which the Company is lessee of, or holds or operates, any tangible personal property owned by a third party and used in the business of the Company and which entails annual payments, in the case of any such lease or agreement, in excess of $10,000, (b) all contracts and agreements to which the Company is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of the Company other than contracts which by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, or do not involve an amount in excess of $10,000 on an annual basis, and (ii) profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of any of the Company to the extent not included in any other Schedule, (c) all mortgages, security agreements, pledges, notes, loan agreements or guarantees relating to the Company, (d) all customer contracts relating to the business of the Company which are expected to result in a loss to the Company, (e) all customer or vendor contracts relating to the business of the Company which involve purchases or payments in an amount in excess of $5,000, which were not entered into in the ordinary course of business, and (f) all contracts with the Subsidiary. The Company has furnished or will furnish to Parent true and correct copies of all Material Contracts prior to the Effective Time. All Material Contracts and all other contracts and agreements of the Company (collectively, the "Commitments") are legal, valid and binding obligations of the Company enforceable (except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally) against the Company and, to the best knowledge of the Shareholders, against the other party in accordance with their respective terms, are fully transferable without the consent of any third party except as listed on Schedule 5.14. The Shareholders, to the best of their knowledge, have no knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under the Commitments, and have not received or given notice of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance or payments under the Commitments.

     5.15    Intellectual Property and Intellectual Property Rights.

          5.15.1 Except as set forth in Schedule 5.15, the Company solely owns or has the exclusive right to use, free and clear of any lien or other encumbrance or restriction, all patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, "Intellectual Property Rights") owned or used by it in the conduct of its business. Schedule 5.15 sets forth a complete and correct list of all such Intellectual Property Rights and their respective legal status (including whether such rights are the subject of a license). There is no claim or demand of any person pertaining to, or any proceeding pending or, to the best knowledge of the Company or the Shareholders, threatened, which challenges the exclusive rights of the Company in respect of the Intellectual Property Rights or the rights of the Company in respect of any material trade secret owned or used by the Company in the conduct of its business. To the best knowledge of the Company and the Shareholders, none of the Intellectual Property Rights are being infringed upon by others or used by others, whether or not such use constitutes infringement, or has been the subject of dispute, whether or not resulting in litigation. Except as disclosed in Schedule 5.15, the Company is not contractually obligated to pay compensation to any third party in respect thereof to the use thereof or the material covered thereby. To the knowledge of the Company, there is no and has not been an unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any person, former employee or other third party.

          5.15.2 For the purpose of this Agreement, "Software" means the computer programs known by the names as set out in Schedule 5.15, including all versions thereof, and all related documentation, manuals, source code and object code, program files, data files, computer-related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, subroutines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts and all other material related to the said computer program, all as they currently exist and will exist at the Effective Time. The Software was written only by the individuals (the "Developers") listed in Schedule 5.15 other than minor components of the Software which, in the aggregate, do not compromise more than 5% of the source code for the current version of the Software:

               5.15.2.1 Except as disclosed in Schedule 5.15, all Developers, at the time they wrote the Software, were either full-time employees of the Company employed as software programmers, or they were contractors who assigned their intellectual property rights in the Software to the Company pursuant to written agreements;

               5.15.2.2 The Developers have waived in writing all their rights in the Software;

               5.15.2.3 Except for the third-party software ("Third Party Programs") listed in Schedule 5.15, the Software neither contains nor embodies nor uses nor requires any third-party software, including development tools and utilities, and the Software, together with the Third Party Programs, contains all materials necessary for the continued maintenance and development of the Software;

               5.15.2.4 Copies of all the license and maintenance agreements for the Third Party Programs have been made available by the Company to the Parent, except in respect of Third Party Programs that are shrinkwrapped software and that are purchased off-the-shelf by the Company in order to be passed through to its customers or be used by the Company;

               5.15.2.5 Only object code versions of the Software have been provided to those licensee customers of the Software listed in Schedule 5.15 and no person except for such licensees have been provided with a copy of the object code of the Software. All such customers have nontransferable, nonexclusive, single-site licenses to use only object code versions of the Software;

               5.15.2.6 Except as disclosed in Schedule 5.15, the source code for the current version of Software has not been delivered or made available to any person nor under a duty of confidentiality, and the Company has not agreed to or undertaken to or in any other way promised to provide such source code to any person; and

               5.15.2.7 Except as listed in Schedule 5.15 there are no distributors, sales agents, representatives or any other persons, including VARs, OEMs or resellers, who have or had rights to license the Software.

     5.16 Environmental Compliance. Except as set forth in Schedule 5.16:

          5.16.1 The Company is in compliance in all material respects with all federal, state and local laws and regulations, relating to the pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste (collectively, "Environmental Laws");

          5.16.2 Seller is not required to obtain any permits, licenses, certificates or other authorizations and approvals to operate Seller's business under any Environmental Laws;

          5.16.3 There is no civil, criminal or administrative action, investigation, or proceeding pending or, to the best knowledge of the Shareholders, threatened against Seller relating in any way to Environmental Laws; and

          5.16.4 As of the date of this Agreement, Seller is not aware of nor has it received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any material liability, or otherwise form the basis of any claim or proceeding against Seller based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste which violation of claim could reasonably be expected to have a Material Adverse Effect on the financial condition of Seller.

     5.17 Customers. Schedule 5.17 sets forth a list of the Company's ten (10) largest customers (detailed, in the case of government agencies, by separate government agency) in terms of 1996 gross revenues for the past year with the percentage of each client's receivable compared to Company's total receivables. There have not been any changes in the business relationships of the Company with any of the customers named that would constitute a Material Adverse Effect.

     5.18 Books. The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices.

     5.19 No Third-Party Approvals. Except as set forth in Schedule 5.19, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated.

     5.20 Employee Matters.

          5.20.1 There are no collective bargaining agreements or other labor union contracts applicable to persons employed by the Company and to the best knowledge of the Shareholders, there are no activities or proceedings of any labor union to organize any such employees.

          5.20.2 Except to the extent set forth in Schedule 5.20, the Company is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours applicable to it, in any case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect, nor is the Company engaged in any unfair labor practice.

          5.20.3 Schedule 5.20 sets forth a complete and correct list of all employee contracts, other arrangements (which involve an amount in excess of $5,000) and "employee welfare benefit" or "employee pension benefit" plans relating to the Company, as such plans are defined in Sections 3(l) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans"), under which the Company, with respect to any employee, former employee, or beneficiary of such employee has any obligation. The Company has furnished to Parent true and correct copies or instruments evidencing all such Plans, all as amended to date.

          5.20.4 The Plans have been administered in compliance in all material respects with their terms and with all filings, reporting, disclosure, and other requirements of ERISA and the Code and other applicable laws.

          5.20.5 Each Plan which is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) has complied at all times with the health care continuation coverage requirements of ERISA.

          5.20.6 Each Plan which is an employee pension benefit plan, is qualified under Section 401 of the Code and the regulations issued thereunder, and has been qualified from the date of its adoption to the Effective Time.
Each employee pensions benefit plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such plan and funding instrument are so qualified.

          5.20.7 None of the Plans which is an employee welfare benefit plan provides benefits to retirees or other former employees of the Company, and the Company has not terminated any employee welfare benefit plan providing benefits to retirees.

          5.20.8 Neither the Company nor any of its employees, nor any plan fiduciary of any of the Plans has engaged in any action in violation of any "prohibited transaction" under ERISA or the Code which could subject any of the Plans or any fiduciary of any of the Plans to any tax or penalty.

          5.20.9 Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Plan Claims") and to the best knowledge of the Shareholders, no Plan Claims are threatened against any Plan or fiduciary of any such Plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Plan.

          5.20.10 Neither the execution and delivery of this Agreement nor the Merger or any of the transactions contemplated will terminate or modify (or give a third person a right to terminate or modify) the provisions or terms of any plan, contract or arrangement (including employment agreements) listed on
Schedule 5.20 and will not constitute a triggering event that will result in any payment (including parachute payments, severance payments or any similar payments) becoming due to any person.

     5.21 Personal Property. Schedule 5.21 sets forth a complete and correct list of any lease (the "Personal Property Leases") pursuant to which the Company leases personal property (as lessee or lessor). Except as set forth in Schedule 5.21, the Company has or will have at the Effective Time (a) good and valid title to all of its personal property listed in Schedule 5.21 (the "Personal Property") as owned by it, and (b) valid leasehold interests in all Personal property leased under the Personal Property Leases, in each case free and clear of all liens, encumbrances, or other security interests other than (i) those listed in Schedule 5.21, (ii) suppliers, vendors or similar liens arising in the ordinary course securing amounts which are not delinquent, (iii) liens for current taxes, assessments or governmental charges not yet due and delinquent, and (iv) those which do not, individually or in the aggregate materially interfere with the use of the Personal Property or materially detract from its value.

     5.22 Accounts Receivable. The accounts receivable of the Company as reflected in the Financial Statements, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to those reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not reasonably be expected to have a Material Adverse Effect. Company and Shareholders agree that any accounts receivable which are not collected within 120 days and for which a reserve was not created may be offset against the Escrow Fund referenced in Schedule 8.7.

     5.23 Bank Accounts; Safe Deposit Boxes. Schedule 5.23 sets forth a complete and correct list of each account with any financial institution with which the Company has any account, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

     5.24 Guaranties. Except as set forth in Schedule 5.24, the Company is not a guarantor for any liability or obligation (including indebtedness) of any third party.

     5.25 Certain Business Relationships with the Company. Except as set forth in Schedule 5.25, to the Shareholders' best knowledge, none of the Shareholders has been involved in any business arrangement or relationship with the Company, and none of such Shareholders owns any asset which is used in the business of the Company.

     5.26 Restrictions on Business Activities. Except as set forth in Schedule 5.26, to the best knowledge of the Shareholders, there is no agreement, judgment, injunction or other order binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the conduct of business by the Company as currently conducted.

     5.27 Approvals, etc. All consents and approvals (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by the Company of this Agreement have been obtained or will be obtained prior to the Effective Time.

     5.28 Non-Foreign Status. The payment of the Share Consideration or the Cash Consideration will not result in any obligation of Parent to withhold federal income taxes from any portion of the consideration paid by virtue of
Section 1445 of the Code.

     5.29 Company Indebtedness. The Company Indebtedness as of the date of this Agreement is as set forth in Schedule 5.29 and constitutes all of the indebtedness for borrowed money of the Company.

     5.30 Representations with Respect to Parent Common Stock. The Shareholders represent and warrant as follows:

          5.30.1 They are fully aware that as to the Non-Registered Shares and as to Registered Shares, until the registration required under Section 14.1 becomes effective, the Parent Common Stock to be received by them will be issued without registration ("Restricted Shares") under the Securities Act of 1933, as amended (the "Securities Act"). The Shareholders represent that they are acquiring the Restricted Shares with no intention of reselling any of the shares in any distribution within the meaning of the Securities Act. Specifically, but not by way of limitation, the Shareholders represent that they are acquiring the Restricted Shares for their own account, that no one else has or will have the beneficial interest in the Restricted Shares, that although the Parent Common Stock may be subject to pledge or lien as permitted by the provisions of Rule 144 and the Securities Act, they do not intend to and will not resell the Restricted Shares unless, at a future date, they are registered under the Securities Act or a specific exemption from registration is available to the Shareholders in connection with any such sale. Shareholders further understand an exemption from such registration may be available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"), but that in no event may they sell the Restricted Shares pursuant to Rule 144 prior to the expiration of a one year period after the Effective Time, and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof.

          5.30.2 Before any disposition is made by the Shareholders of the Restricted Shares by sale, gift, pledge or otherwise, the Shareholders agree to give the Parent written notice describing briefly the manner of such proposed disposition. No such disposition shall be made unless and until (i) the Shareholders have furnished to the Parent an opinion of the Company's counsel to the effect that such proposed disposition does not require registration pursuant to the Securities Act by reason of Section 4(l) and/or 4(2) thereof and a representation and agreement of the Shareholders in form and substance as set forth in this Agreement, and the Parent shall have advised the Shareholders that such opinion, representation and agreement are satisfactory to it; or (ii) the Shareholders have furnished the Parent with an opinion of counsel to the effect that the proposed disposition complies with the provisions of Rule 144 promulgated under the Act and such an opinion is satisfactory to the Parent; or
(iii) a registration statement or other filing has been made covering the Restricted Shares and their proposed disposition and has been declared effective.

          5.30.3 The Shareholders understand that each certificate representing the shares of Restricted Shares delivered to the Shareholders will bear on its face a legend in substantially the following form:

          "The shares represented by the certificate have not been registered under the Securities Act of 1933 ("Act"). The shares have been acquired for investment and any sale, transfer or hypothecation of the shares or any interest therein may not be made except pursuant to an effective registration statement under the Securities Act unless the Company has received an opinion of counsel to the Company that such transfer does not require registration under the Securities Act".

          The Shareholders further understand that the Parent may place a stop order pertaining to the certificates evidencing the shares of Restricted Shares with the transfer agent to the same effect as such restrictive legend. Parent will authorize its Transfer Agent to reissue certificates without restrictive legend if such restriction no longer applies.

          5.30.4 Shareholders acknowledge receipt of the Parent's Prospectus dated September 27, 1996 relating to the public offer and sale of 3,000,000 shares of Parent Common Stock and of the Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. Shareholders have reviewed the Prospectus and Report on Form 1O-Q and understand the risks associated with an investment in the Parent Common Stock as well as the lack of liquidity of the Parent Common Stock in view of their overall investment objectives. Shareholders have received all information concerning an investment in the Parent Common Stock that they have requested from the Parent and have received satisfactory and complete information concerning the business and financial condition of the Parent in response to all inquiries in respect thereof.

     5.31 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent or Acquisition in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

     5.32 Definition of "Best Knowledge". For purposes of this Agreement, the term "to the best knowledge of the Shareholders" or other term of similar import means that none of the persons identified on Schedule 5.32 has actual knowledge that the representations or warranties set forth in this Agreement is untrue in any material respect.

     5.33 Immigration Matters.

          5.33.1 The Company has developed and adopted a corporate compliance policy with regard to employment eligibility (i.e., completion of Form I-9) and prevention of discrimination against citizenship status and national origin discrimination.

          5.33.2 Set forth on Schedule 5.33.2 is a list of all Company employees which are currently working in the United States pursuant to a valid non-immigrant visa issued by the Immigration and Naturalization Service. Except as set forth on Schedule 5.33.2, none of Company's employees require the issuance of any visa to be employed in the United States.


              ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent makes the following representations and warranties to the
Shareholders:

     6.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

     6.2 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent. The Registered Shares and Non-Registered shares shall, upon delivery to the Shareholders or the Escrow Agent as the case may be, as provided herein, be duly authorized and validly issued shares of Parent's Common Stock. Parent covenants that all shares of Parent Common Stock which may be issued upon the exercise of the rights represented by the Options being issued pursuant to Section 1.3 (the "Option Agreements") will, upon issuance, be validly issued fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. Parent agrees that during the period within which the rights represented by the Option Agreements may be exercised, Parent will at all times have authorized and reserved for the purpose of the issue upon exercise of the subscription rights evidenced by the Option Agreements a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the Option Agreements.

     6.3  No Conflict; Required Filings and Consents.

          6.3.1 The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to any contract, agreement, license, permit, or other instrument or obligation to which Parent is a party or by which Parent or its properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Parent to perform its obligations under this Agreement.

          6.3.2 The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for the filing and recordation of appropriate merger or other documents as required by the DCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notification, would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Parent to perform its obligations under this Agreement.

     6.4 Ownership of Acquisition. Acquisition is a direct, wholly-owned subsidiary of Parent.

     6.5 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Parent to the Company in, or pursuant to the provisions of, this Agreement or any filings with the Securities and Exchange Commission or Prospectuses contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     6.6 Brokers, Finders. Parent has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     6.7 Litigation. There are no actions, suits, proceedings or investigations pending, or to Parent's best knowledge, threatened, which question the validity of or seeks to enjoin this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated or which could affect Parent's ability to perform its obligations hereunder.


     ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF ACQUISITION.

     Acquisition makes the following representations and warranties to the Company and the Shareholders:

     7.1 Organization and Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

     7.2 Authority Relative to this Agreement. Acquisition has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated. This Agreement has been duly executed and delivered by Acquisition and constitutes a legal, valid and binding obligation of Acquisition.

     7.3     No Conflict; Required Filings and Consents.

          7.3.1 The execution and delivery of this Agreement by Acquisition does not, and the performance of this Agreement by Acquisition will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Acquisition, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquisition by which its properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Acquisition's rights or alter the rights or obligations of any third party under, or give to other any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquisition pursuant to, any contract, agreement, license, permit or other instrument or obligation to which Acquisition is a party or by which Acquisition or its properties is bound or affected.

          7.3.2 The execution and delivery of this Agreement does not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for the filing and recordation of appropriate merger or other documents as required by the DCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Acquisition to perform its obligations under this Agreement.


                      ARTICLE 8. COVENANTS AND AGREEMENTS.

     8.1  Employee and Employee Benefit Matters.

          8.1.1 Employment Status. The Shareholders and Parent agree that the sale of the Company Shares shall cause no change in the status of the employment of Employees as the same existed immediately prior to the Effective Time. For purposes of this Agreement, "Employees" shall include all employees of the Company who are active Employees of the Company at the Effective Time. Notwithstanding the above, Shareholders who are also Company employees agree that their existing employment contracts may be assigned from Company to Parent, upon Parent's election and such Shareholders will consent, in writing, thereto.

          8.1.2 Employee Benefits; Crediting of Service. After the Effective Time, Parent shall provide, or cause Acquisition to provide, to all Employees, for their continuing service with Acquisition, the employee benefits which, are available under the existing employee benefit plans of the Parent. Parent shall grant and shall continue to grant, or cause Acquisition to grant, and continue to grant, to all Employees under all of its employee benefit plans in which Employees are or will be eligible to participate, all service with the Company credited to them and to be credited to them in respect of employee benefits for all purposes under such plans and shall cause any pre-existing condition for the Existing Benefits to be waived for employees currently participating in like plans of the Company.

          8.1.3 Executive Employment Agreements. Srini Vasan and Acquisition shall execute the Vasan Employment Agreement attached to Schedule 8.1.3. Howard Messer and Acquisition will execute the Messer Employment Agreement attached to
Schedule 8.1.3.

     8.2 Performance of the Company's Obligations. Acquisition shall perform and fulfill all obligations and commitments of the Company existing as of the Effective Time or thereafter incurred, all in accordance with this Agreement.

     8.3  Reasonable Best Efforts to Close; Consent; Approvals.     During the
period commencing on the date of the execution of this Agreement and continuing until the Effective Time, Parent, Acquisition and the Company shall each;

          8.3.1 Use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals),

          8.3.2 Make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Parent and the Company and the consummation by them of the transactions contemplated,

          8.3.3 Comply promptly with all requests or requirements which applicable federal or state law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement,

          8.3.4 Consummate all of the transactions described in subsections 8.3.1, 8.3.2 and 8.3.3 as promptly as practicable, and

          8.3.5 Consummate the Merger and abstain from any action as Shareholder of Company following the Exchange which would prevent the Merger from being consummated upon the terms set forth in this Agreement.

          8.3.6 The reasonable best efforts of Parent and the Company shall include, without limitation, good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any governmental agency.

     8.4 Disclosures. Except as required by law or occurring after the Effective Time, neither the Company nor Parent, without the prior written consent of the other, will make any press release or any similar public announcement concerning the transactions contemplated. Except as required by law or occurring after the Effective Time, no written or oral announcement or private disclosure with respect to the transactions contemplated will be made to any person unrelated to the Company or Parent unless jointly approved by the Company and Parent. If disclosure is required by law, the disclosing party shall consult in advance with the other party and attempt in good faith to reflect such other party's concerns in the required disclosure.

     8.5  Books, Records and Information.

          8.5.1 Parent agrees that all documents delivered to Parent by or on behalf of the Company pursuant to this Agreement shall after the Closing be open for inspection by the Shareholders' Representative at any time during regular business hours for reasonable and necessary purposes until such time as documents are destroyed or possession thereof is given to the other party as provided for in Section 8.5.2 hereof and that the Shareholders' Representative may during such period at his expense make such copies thereof as he may reasonable request.

          8.5.2 Prior to December 31, 2002, Parent shall not destroy or give up possession of any item referred to in Section 8.5.1 hereof without first offering to the Shareholders' Representative, the opportunity, at the Shareholders' Representative's expense (but without any other payment) to obtain the same. Thereafter Parent shall be free to dispose of such items as it deems fit.

          8.5.3 Parent shall use reasonable efforts to afford the Shareholders' Representative access to employees who were previously employees of the Company and remain in the employ of Acquisition or Parent, as the Shareholders' Representative shall reasonably request for his proper purposes, including, without limitation, the defense of legal proceedings. Such access may include interviews or attendance at depositions or legal proceedings. All out-of-pocket expenses reasonably incurred by Parent or Acquisition in connection with this shall be paid or promptly reimbursed by the Shareholders' Representative; such reimbursement shall include the cost on a pro rata basis of the salary or wages and benefits of the employee involved to the extent the time involved is in excess of 3 business days per year.

     8.6  Tax Matters.

          8.6.1 Except to the extent Taxes are reserved for on the Financial Statements, the Shareholders shall indemnify and hold harmless Parent and Acquisition for any and all Taxes of the Company with respect to all taxable periods of the Company ending on or prior to the Effective Time, and any losses, damages, assessments, settlements, judgments or reasonable costs and expenses, with respect to all taxable period of the Company ending on or prior to the Effective Time, arising out of or incident to the imposition, assessments or assertion of any such Taxes, including those incurred in connection with the assertion or defense of any claim or assessment for such Taxes (collectively, "Other Amounts").

          8.6.2 The Shareholders' Representative shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company with respect to periods ending on or before the Effective Time. Parent shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of Acquisition due after the Effective Time. Tax Returns which include periods ending at or before the Effective Time shall be delivered to the Parent not less than 30 days prior to the due date, including any extensions thereof, for such Tax Returns.

          8.6.3 Shareholders' Representative and Parent shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required for the preparation by Parent or the Shareholders' Representative of any Tax Returns required to be prepared and filed by Parent and the Shareholders hereunder.

          8.6.4 Parent agrees to give prompt written notice to Shareholders' Representative of any pending or threatened audit or related administrative or judicial proceeding involving any federal, state, local or foreign liability for Taxes for which the Shareholders have indemnified Parent.

          8.6.5 Parent shall, and shall cause the Acquisition to, permit the Shareholders' Representative to have full access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Effective Time, to such data of the Company as the Shareholders' Representative may from time to time reasonably request and furnish, and request the independent accountants and legal counsel of Parent to furnish, to the Shareholders' Representative such additional Tax and other information and documents in the possession of such persons with respect to Tax Returns filed in respect of periods ending on or prior to the Effective Time, as the Shareholders' Representative may from time to time reasonably request. Such information shall be retained until the expiration of one month after the applicable statute of limitations or such other date as the Shareholders' Representative may reasonably request; provided, however, that in the event a proceeding has been instituted against the Shareholders prior to the expiration of the applicable statute of limitations, the information shall be retained until there is a final determination with respect to such proceeding.
Similarly, the Shareholders' Representative will permit Parent to have full access, at any reasonable time and from time to time, after the Effective Time, to all Tax data and supporting papers relating to the Company, and furnish, and request the independent accountants and legal counsel of the Shareholders to furnish, to Parent such additional Tax and other information and documents in the possession of such persons as reasonably may be required by Parent or Acquisition in connection with their Tax reporting obligations.

          8.7 Escrow Fund. A portion of the shares comprising the Share Consideration, shall be contributed to the Escrow Fund from those persons and in those numbers identified on Schedule 1.2 and shall constitute the Escrow Fund and shall be held by Parent for a period of 36 months as security for the indemnification of Parent's Indemnified Persons (as defined in Section 12.1) pursuant to and in accordance with the terms of the form of the Escrow Agreement (the "Escrow Agreement") attached as Schedule 8.7. Upon each release and delivery of shares from the Escrow Fund to or for the account of Parent's Indemnified Persons, the shareholders party to the Escrow Agreement shall automatically be credited with the aggregate fair market value as of the date of the release of the shares delivered against liabilities due to such Parent's Indemnified Persons.

          8.9 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use reasonable efforts to be released), the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Parent all information concerning its businesses, properties and personnel as Parent may reasonably request, and the Company shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Parent may reasonably request.

     8.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (1) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Acquisition, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.10 shall not limit or otherwise affect the remedies available to the party receiving such notice; and provided, however, that failure to give such notice shall not be treated as a breach of covenant for the purposes of
Section 10.2.1 or 10.3.2 unless the failure to give such notice results in material prejudice to the other party.

     8.11 Investor Questionnaire. The Shareholders shall execute and deliver the Investor Questionnaire in substantially the form set forth in Schedule 8.11 (the "Investor Letter").

     8.12 Pooling of Interests Accounting Treatment: Tax-Free Reorganization Income Tax Treatment.

          8.12.1 Shareholders each represent and covenant to Parent and Acquisition that during the period from the execution hereof until 30 days prior to the Effective Time, such Shareholder will not transfer or otherwise dispose of any securities of the Company held by such Shareholder, except for transfers or other dispositions by operation of law upon the death of such Shareholder or by the estate of such Shareholder if necessary to pay estate taxes or other transfers or dispositions that will not prevent Parent from accounting for the Merger as a pooling of interests, taking into account the actions of Affiliates (hereinafter defined) of such Shareholder.

          8.12.2 Each Shareholder hereby represents and covenants to Parent and Acquisition that from and after 30 days prior to the Effective Time, such Shareholder will not sell, transfer or otherwise dispose of any securities of the Company or any shares of Parent Common Stock received by such Shareholder in the Merger or other shares of capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent in the form of a quarterly earning report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, taking into account the actions of Affiliates of such Shareholder, will not prevent Parent from accounting for the Merger as a pooling of interests.

          8.12.3 No party hereto will knowingly take any action that would, or is reasonably likely to, prevent or impede the Exchange, Stock Transfer and/or Merger from qualifying (i) for pooling of interests accounting treatment and
(ii) as a forward triangular merger within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code. The parties intend that the Exchange, the Stock Transfer and the Merger shall be treated for tax purposes as integrated steps in accomplishing a forward triangular merger. Parent and Acquisition, on the one hand, and the Company and the Shareholders, on the other hand, each hereby represents to the other that as of the date hereof, such party is not aware of any reason why the Exchange, Stock Transfer and Merger will fail to qualify (i) for pooling-of-interests accounting treatment and (ii) as a forward triangular merger under Section 368(a)(2)(D) of the Internal Revenue Code.

          8.12.4 As used in this Agreement, the following terms have the following meanings:

               8.12.4.1 "Affiliate" of any Person means any person, directly or indirectly controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise). As used herein with respect to any natural Person, "Affiliates" shall also include, without limitation, such natural Person's spouse, children, grandchildren, brothers, sisters or parents and any trust the beneficiaries of which are such natural Person or such natural Person's children, grandchildren or parents.

               8.12.4.2 "Person" means an individual, a corporation, a partnership, an association, a trust, a government or governmental or judicial body or authority or other entity or organization.

     8.13 Payment of Parent's and Acquisitions Legal Fees. Upon consummation of the Exchange, the Stock Transfer and the Merger, Acquisition shall be obligated to immediately pay all outstanding legal fees of Parent and/or Acquisition which were incurred as a result of the transaction(s) contemplated by the Exchange, the Stock Transfer and the Merger, and shall be obligated to reimburse Parent and/or Acquisition for any such amounts actually prepaid or periodically paid to date.

     8.14 Limitation on Company's Fees. Neither Company or any of its subsidiaries shall incur any liability or commitment to pay any fees or other expenses in connection with the negotiation or entering into this Agreement and the consummation of the transactions contemplated (including without limitation fees and expenses of counsel, accountants and brokers) which in the aggregate for all such corporations exceed $325,000, which amount is exclusive of the obligation to pay Parent's and/or Acquisition's legal fees as provided in Section 8.13 hereof. [Acquisition and Parent jointly and severally agree to pay all such fees upon the presentation of an invoice therefore at or following the Exchange Closing (subject to the $325,000 aggregate limit).]

     8.5 Payment of Company Loans. Within five (5) business days after the Exchange Closing, the Parent and Acquisition jointly and severally agree to fully pay and retire all loans outstanding from the Company to the Chase Manhattan Bank.


             ARTICLE 9. CONDUCT OF BUSINESS PENDING CLOSING.

     Except as disclosed in Schedule 9 or otherwise permitted by this Agreement, the Company agrees that pending the Effective Time, the Company shall conduct its business in a manner materially consistent with its past practices, and shall not engage in any transactions out of the ordinary course of business. Furthermore, except as may otherwise be required under this Agreement, the Company shall not do any of the following without the prior consent of Parent (which consent shall not be unreasonably withheld):

     9.1 Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to the Shareholders in their capacity as such;

     9.2 Split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

     9.3 Purchase, redeem or otherwise acquire any Company Shares or any rights, warrants or options to acquire any such shares.

     9.4 Issue, deliver, sell, pledge, dispose of or otherwise encumber any Company Shares, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent, except shares issued upon the exercise of the options set forth on Schedule 5.2;

     9.5    Amend or change its Articles of Incorporation or Bylaws;

     9.6 Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership or other business organization;

     9.7 Make any commitment or enter into any contract or agreement except in the ordinary course of business consistent with past practice;

     9.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for borrowings or guarantees incurred in the ordinary course of business consistent with past practice under financing arrangements in existence on the date hereof, or make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice;

     9.9 Make any tax election or settle or compromise any income tax liability;

     9.10 Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Financial Statements of the Company or incurred in the ordinary course of business consistent with past practice;

     9.11 Incur or permit to be incurred any obligation or other liabilities in excess of $10,000, except for inventory purchases in the normal and ordinary course of business consistent with past practice;

     9.12 Sell, lease or otherwise dispose of or encumber any of the assets of the Company;

     9.13 Increase the compensation payable or to become payable to any of the employees of the Company, except for increases in the ordinary course and consistent with past practice, or otherwise enter into or alter any employment, consulting, or service agreement;

     9.14 Commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for employees of the Company;

     9.15 Sever or terminate any employees of the Company without the consent of Parent which shall not be unreasonably withheld;

     9.16 Make or commit to any capital expenditure in excess of $10,000 or make or commit to such expenditures which would, in the aggregate, exceed $25,000;

     9.17 Eliminate any reserves established on their books or change its method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination; or

     9.18   Make any material change in its method of accounting.


         ARTICLE 10.  CONDITIONS TO THE EXCHANGE AND THE MERGER

     10.1 Conditions to the Obligation of Each Party to Effect the Exchange, Stock Transfer and Merger. The respective obligations of each party to effect the Exchange, Stock Transfer and Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          10.1.1 No Injunctive Proceedings. No injunction (preliminary or permanent) or other order (including a temporary restraining order) of any state or federal court or other legal restraint or prohibition which prevents the consummation of the Exchange, Stock Transfer or the Merger shall have been issued and remain in effect, nor shall any proceedings brought by any administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule or regulation or order enacted, entered, enforced or deemed applicable to the Exchange, Stock Transfer or the Mergrer which makes the consummation of the Exchange, Stock Transfer or the Merger illegal.

          10.1.2 Governmental Actions. There shall not have been instituted, or be pending or threatened, any action or proceeding (or any investigation or other inquiry that might result in an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of Acquisition or the ownership or operation by Parent of all or a material portion of the business or assets of the Company, or seeking to compel Parent to dispose of or hold separate all or any material portion of the business or assets of Parent (including Acquisition), as a result of the Exchange, the Merger or the transactions contemplated by this Agreement.

     All parties to this Agreement hereby acknowledge and agree that the successful completion of the Exchange as described in Article 1 of this Agreement shall be a condition precedent to the same parties' obligations to complete the Merger described in Article 2 hereof.

     10.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Exchange, Stock Transfer and the Merger are also subject to the following conditions:

          10.2.1 Pooling Letter. Parent shall have received from Ernst & Young, LLP, independent auditors for Parent, a letter, dated the date of or shortly prior to the Effective Time, to the effect that the Exchange, Stock Transfer and Merger, if consummated in accordance with this Agreement, qualifies for pooling of interests accounting treatment.

          10.2.2 Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, except as otherwise contemplated by this Agreement, and that no representation or warranty of the Company shall be deemed to be untrue or incorrect by reason of any transaction that conforms to the requirements of Article 8 hereof.

          10.2.3 Performance of Agreements Instruments of Transfer. The Company shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Company pursuant to the terms hereof at or prior to the Effective Time and shall have tendered to Parent the documents and certificates required by Article 11.

          10.2.3 Compliance Certificate. The Company shall have delivered to Parent its certificate, dated the Effective Time, executed on its behalf by its President as to the fulfillment of the conditions set forth in Sections 10.2.1 and 10.2.2.

          10.2.4 Material Adverse Effect. There shall not have been any Material Adverse Effect on the Company from the date hereof to the Effective Time.

          10.2.5 Opinion of Counsel. Parent shall have received the opinion of Norris, McLaughlin & Marcus, counsel for the Company and the Shareholders.

          10.2.6 Consents, etc. All material authorizations, consents, waivers or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the Exchange shall have been obtained, and all filings required shall have been made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated shall have been obtained and made by the Company.

     10.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to effect the Exchange, Stock Transfer and the Merger are also subject to the satisfaction at or prior to the Effective Time of the following conditions:

          10.3.1 Share Consideration. Parent shall have delivered the Cash and Share Consideration at the Effective Time pursuant to the terms of Section 2.2.

          10.3.2 Representations and Warranties. All representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Effective Time except as otherwise contemplated by this Agreement.

          10.3.3 Performance of Agreements; Instruments of Transfer. Parent shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Parent on or prior to the Effective Time and shall have tendered to the Shareholders' Representative the documents and certificates required by Article 9.

          10.3.4 Compliance Certificate. Each of Parent and Acquisition shall have delivered to the Shareholders' Representative its certificate, at and as of the Effective Time, executed on its behalf by its Chief Executive Officer or a Vice President, as to the fulfillment of the conditions set forth in Sections
10.3.2 and 10.3.3.

          10.3.5 Material Adverse Effect. There shall not have been any Material Adverse Effect on the Parent from the date hereof to the Effective Time.

          10.3.6 Opinion of Counsel. The Shareholders' Representative shall have received the opinion of Cox, Hodgman & Giarmarco, counsel for Parent and Acquisition.

          10.3.7 Consents, etc. All material authorizations, consents, waivers or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the Exchange, Stock Transfer and the Merger shall have been obtained, and all filings required to be made, by Acquisition and Parent for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated shall have been obtained and made by Acquisition and Parent.

     10.4 Non-Compliance with and Termination of this Agreement.

          10.4.1 Each of the parties agrees to use its reasonable best efforts to bring about the satisfaction of the conditions required to be performed by it prior to and at the Effective Time, including, without limitation, compliance with the requirements of Section 8.3.

          10.4.2 This Agreement may be terminated at any time prior to the Effective Time without any liability of any party to any other party notwithstanding approval by the Shareholders upon the occurrence of any of the following:

               10.4.2.1 by the mutual agreement of the Company and Parent, provided such termination is set forth in writing executed by all parties;

               10.4.2.2 by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action have the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange, Stock Transfer or the Merger (provided that the right to terminate this Agreement under this subsection shall not be available to any party who has not complied with its obligations under Section 8.3 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

          10.4.3 In the event of the termination of this Agreement pursuant to
Section 10.4.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party or any of its affiliates, directors, officers or shareholders except as set forth in Sections 5.12 and 6.6, 15.1 and 15.8 and nothing herein shall relieve any party from liability for any breach hereof.



                         ARTICLE 11. CLOSING DOCUMENTS

     11.1 Shareholders' Obligations. At the Exchange Closing, Shareholders' Representative shall deliver to Parent the following:

          11.1.1 Company Shares.  The Company Shares as provided in
Section 1..2 on or prior to the Effective Time.

          11.1.2 Resolutions. Copies of resolutions of the Company certified by the Secretary, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated.

          11.1.3 Resignations. Resignations of those officers and directors of the Company who are not employees of the Company, or whose resignations may be requested by Parent.

          11.1.4 Compliance Certificate. The certificate required by Section 10.2.3.

          11.1.5 Opinion of Counsel. The opinion of counsel for the Company required by Section 10.2.5.

          11.1.6 Company Indebtedness. Uniform Commercial Code Form UCC-3 Termination Statements and such other releases of lien as may be necessary to effect the satisfaction of all liens, encumbrances, security interests and charges given to secure Company Indebtedness other than the documents related to the Chase Manhattan Bank financing in the total amount of $527,333.

          11.1.7 Investor Letters.  The Investor Letters required by
Section 8.11.

0

          11.1.8 Employment Agreements.  The Employment Agreements required by
Section 8.1.3.

     11.2 Parent's Obligations. At the Exchange Closing, Parent shall deliver to the Shareholders' Representative the following:

          11.2.1 Share Consideration. Subject to Section 8.7, the Parent Common Stock provided in Section 1.2 on or prior to the Exchange Closing.

          11.2.2 Resolutions. Copies of resolutions of the Board of Directors of each of Parent and Acquisition certified by the Secretary or an Assistant Secretary of each authorizing the execution, delivery and performance of this Agreement and the transactions contemplated.

          11.2.3 Compliance Certificate. The certificate required by Section 10.3.4.

          11.2.4 Opinion of Counsel. The opinion of counsel for Parent required by Section 10.3.5.

     11.3 Joint Obligations. The parties will deliver each to the other the certificates, records, schedules, the Escrow Agreement and the other documents required by the terms of this Agreement.



                         ARTICLE 12.  INDEMNIFICATION.

     12.1 Indemnification by the Principal Shareholders. Subject to the limits set forth in this Section 12, the Principal Shareholders jointly and severally agree to indemnify, defend and hold Parent, Acquisition, and each of Parent's and Acquisition's affiliates, officers, directors, employees, agents, successors and assigns (Parent and such persons are collectively referred to as "Parent's Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that Parent's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to:

          12.1.1 any inaccuracy of any representation of the Company, or the Principal Shareholders or the NonPrincipal Shareholders or the breach of any warranty of the Company, or the Principal Shareholders or the NonPrincipal Shareholders in this Agreement, any Schedule, or any certificate or other transaction document; or

          12.1.2 the nonfulfillment of any covenant, agreement or other obligation of the Company, or the Principal Shareholders or the NonPrincipal Shareholders under this Agreement, any Schedule, or any certificate or other transaction document not otherwise waived by Parent; or

          12.1.3. the exercise, by any shareholder being paid pursuant to the Merger Agreement, of their respective appraisal rights under the DCL.

          12.1.4 the breach of any duty owed to the Company and/or any minority shareholders by the Company (through the acts or omissions of its officers or Board) or Principal Shareholders, which occurred prior to the Effective Date of the Merger; or

          12.1.5 any act or omission by the Company (through its officers or Board) or the Principal Shareholders which constitutes a violation of any federal, state or local law, regulation or ordinance, and such act or omission occurred prior to the Effective Date of the Merger.

          12.1.6 Limitations on Indemnification by Principal Shareholders. Notwithstanding any other provision in this Article 12, the indemnification provided by the Company or the Principal Shareholders for all claims, except for claims by Company shareholders, shall be subject to the following two limitations:

               (i) the indemnification for such claims as provided herein shall expire upon the second anniversary of the Effective Date of the Merger; and

               (ii) the indemnification shall be limited to such amount as is available from the share escrow account as established in the Escrow Agreement.

          12.1.7 Use of Escrowed Shares to Satisfy Claims. Principal Shareholders shall have the right to use the Shares escrowed pursuant to this Agreement and the Escrow Agreement (which Agreement shall provide for the same) and any Non-Registered Shares not so escrowed, in payment, satisfaction, settlement or other disposition of any and all shareholder claims against the Company, Principal Shareholders, Acquisition and/or Parent (even if such claim does not name Parent or Acquisition as a party) arising from the acts or omissions of Company and/or any of the Principal Shareholders (in connection with the business or operations of the Company). Such use of such Registered or Non-Registered shares shall include the right to transfer or pledge the shares, whether or not such shares are Restricted Shares, with prior written approval of Parent, which will not be unreasonably withheld or delayed. However, in the event shares are actually transferred in satisfaction of a claim, they shall be transferred subject to the same restrictions and legended as provided in this Agreement, the Escrow Agreement and/or the Shareholders' Agreement, then applicable to such shares. Notwithstanding any other provision in this Section 12.1.7, no such shares shall be transferred in any manner if such transfer would constitute a violation of any federal or state securities law, and in no event shall Parent, Company or Acquisition be required to register additional shares or expedite registration of shares it is obligation to register, due to Principal Shareholders' desire to exercise its use rights under this Section 12.1.7.

          12.1.8 Use of Certain Judgments to Satisfy Claims. Pursuant to the Exchange, the Stock Transfer and the Merger, Acquisition will succeed to the Company's right, title and interest in and to a judicial judgment against David Miller (the "Miller Judgment"). Principal Shareholders shall have the right with the prior written consent Parent, which shall not be unreasonably withheld to use the Miller Judgment in payment, setoff, counterclaim, satisfaction or other disposition of any claim by David Miller, his agents, affiliates, assigns or heirs against Parent, Acquisition, the Company or the Principal Shareholders. Principal Shareholders shall not have any right to any other use of the Miller Judgment. Upon request of the Principal Shareholders, Acquisition shall assign to the Principal Shareholders such rights in the Miller Judgment to give effect to the rights granted in this Section 12.1.8.

     12.2    Indemnification by Parent. Subject to the limits set forth in this
Section 12, Parent agrees to indemnify, defend and hold the Shareholders and each of the Shareholders' affiliates, officers, directors, employees, agents, successors and assigns (the Shareholders and such persons are collectively referred to as "Shareholders' Indemnified Persons"), harmless from and against any and all Losses that the Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to:

          12.2.1 any inaccuracy of any representation of Parent or the breach of any warranty of Parent in this Agreement, any Schedule, or any certificate or other transaction document; and

          12.2.2 the nonfulfillment of any covenant, undertaking, agreement or other obligation of Parent under this Agreement, any Schedule, or any certificate or other transaction document not otherwise waived by the Shareholders' Representative.

     12.3 Survival of Representations, Warranties and Covenants; Deductible; Cap. The several representations, warranties, covenants of the parties or in any transaction document and the parties' right to indemnity in accordance with this
Section 12 shall survive the Effective Time and shall remain in full force and effect thereafter for a period of 24 months after the Effective Time and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such 24 month period in accordance with
Section 12.5. Notwithstanding the foregoing, the indemnification by Principal Shareholders against claims by Company Shareholders will not be limited in time or amount. Notwithstanding the foregoing, Parent may give notice of, and make a claim relating to, and shall be jointly and severally indemnified in accordance with Section 12.1 by the Shareholders identified as the principal shareholders on Schedule 1.2 in connection with (i) the breach of the representations and warranties contained in Section 5.11, and the covenants contained in Section 8.6, at any time prior to the expiration of the appropriate statute of limitations and any extension thereof with respect to all taxable periods of the Company ending on or prior to the Effective Time; and (ii) the Company Shares and the ownership thereof, at any time. Anything to the contrary contained in Article 12 notwithstanding, neither party shall be entitled to recovery from the other party with respect to any inaccuracy or breach of such warranties or representations in Articles 5, 6 or 7, as applicable, unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such inaccuracy or breach, shall exceed $25,000 calculated on a cumulative basis and not a per item basis (the "Basket Amount"), and then only with respect to the excess over the Basket Amount. The Basket Amount shall not apply to the obligations with respect to any Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to the breach of the representations and warranties contained in
Section 5.11 or the covenants contained in Sections 8.1, 8.2 and 8.6.

     12.4 Prior Disclosure. Except as otherwise specifically provided, notwithstanding any other provision of this Agreement, no right of indemnification shall exist pursuant for any Losses attributable to matters or conditions which have been disclosed by the Company in this Agreement or the Schedules or is contained in the Company's 10-K's or 10-Q's.

     12.5 Notice and Opportunity to Defend. If there occurs an event which either party asserts is an indemnifiable event pursuant to Sections 8.6, 12.1 or
12.2 hereof, the party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly.
If such event involves any claim or the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. The notice shall describe the claim, the amount thereof if known and quantifiable, and the basis therefor. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that is prejudiced by reasons of such delay or failure. The Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of such matter at the Indemnitor's expense by sending written notice of its election to do so within 30 days after receiving written notice from the Indemnitee; provided, that Indemnitor shall not have the right to assume a claim if (i) the named parties to any such action (including any impleaded parties) include both the Indemnitee and the Indemnitor and (ii) the Indemnitor shall have been advised by counsel in writing that under applicable standards of professional responsibility, a conflict will arise in the event both the Indemnitee and the Indemnitor are represented by the same counsel with respect to the claim, in which case the Indemnitee shall have the right to participate in the defense of such claim and all expenses in connection therewith shall be reimbursed by the Indemnitor. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate with separate counsel, if it desires, at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee which shall not be unreasonably withheld; provided no such consent shall be necessary as long as it is a monetary settlement which provides a release of the Indemnitee with respect to such matter. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement which the Indemnitor wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnitor to the Indemnitee shall be equal to the lesser of
(i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnitor notifies the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. The Indemnitor shall be entitled to recover from the Indeminitee any additional expenses incurred by the Indemnitor as a result of the decision of the Indemnitee to pursue such matter. If the Indemnitor shall not have assumed the defense of such claim within the 30 day period, the Indemnitee may assume the defense of such claim with counsel of its choice but may not settle or compromise such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld.

     12.6    Reduction of Loss.

          12.6.1 The amount which an Indemnitor is required to pay to, for, or on behalf of an Indemnitee pursuant to Section 12 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related indemnifiable loss and the related tax benefit (as described in subsection 12.6.3) (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are sometimes called an "Indemnity Payment".

          12.6.2 If an Indemnitee shall have received, or if an Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

          12.6.3 The amount of any Loss for which the Shareholders are obligated to indemnify and hold harmless Parent pursuant to Section 12.1 and with respect to which such Indemnity Payments are not required to be included in the income of Parent or Acquisition for tax purposes or are otherwise not subject to tax shall be reduced as applicable by the net Federal, state and local tax savings attributable to such Loss available to Parent or Acquisition (to the extent actually received); if Parent or Acquisition receives any such tax savings in respect of Loss for which the Shareholders have reimbursed Parent under Section 12.1, Parent shall promptly pay to the Shareholders' Representative the amount of such tax savings up to the amount previously reimbursed by the Shareholders in respect of such Loss under Section 12.1.

     12.7 Damages. Notwithstanding anything herein to the contrary, no claims or causes of action arising out of or related to the transactions contemplated by this Agreement may be asserted by either party for punitive, special, exemplary, contingent, incidental, speculative or consequential damages, or for any other damages other than actual damages.

                    ARTICLE 13. SHAREHOLDERS' REPRESENTATIVE.

        13.1 Appointment of Shareholders' Representative. The Shareholders irrevocably constitute and appoint Srini Vasan as the Shareholders' Representative who shall act as their agent and attorney-in-fact to modify or amend this Agreement or any of its terms or provisions (including modifications, amendments or changes subsequent to the Effective Time except that after approval by Shareholders, changes cannot be made which adversely impact the Share Consideration to be paid to the Shareholders), to take all actions and to execute all transaction documents necessary or desirable to consummate the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, and to perform any other act arising under or pertaining to this Agreement and the transactions contemplated. The Shareholders agree that service of process upon the Shareholders' Representative in any action or proceeding arising under or pertaining to this Agreement shall be deemed to be a valid service of process upon the Shareholders and any claim by Parent against the Shareholders with respect to this Agreement may be asserted against, and settled with, the Shareholders' Representative. The Shareholders' Representative shall be deemed to have accepted the appointment upon his execution of this Agreement.

        13.2 Liability of Shareholders' Representative. Nothing contained herein shall be deemed to make the Shareholders' Representative personally liable to the Shareholders or the Parent solely because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Shareholders' Representative shall not incur any liability to the Shareholders or the Parent for losses, damages, liabilities or expenses, except for his own willful default.

        13.3 Irrevocable; Binding on Successors, Etc. This power of attorney and the agency created is coupled with an interest of the Shareholders and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Shareholders and this power of attorney shall not be revoked or terminated by the bankruptcy or dissolution of any Shareholder(s), but shall continue to be binding and enforceable by the Shareholders' Representative, Parent and their respective successors and on and against the successors and assigns of the Shareholders in the manners provided.

                       ARTICLE 14.  REGISTRATION RIGHTS.

     14.1 Registration Obligation of Parent. Parent agrees to register, on one occasion, the Registered Shares as defined in Section 1.2 under the Securities Act of 1933, as amended, for resale by the Shareholders. The Company will file a Registration Statement covering the Registered Shares as soon as reasonably practicable after the Closing but not later than ninety (90) days from the Exchange Closing and use its best efforts to have such Registration Statement declared effective promptly thereafter. The Company shall cause any registration statement filed pursuant to this Section 14.1 to remain effective for a period of at least nine consecutive months from the date that the holders of the Registered Shares are first given the opportunity to sell all of such securities. The Company shall have the right to include in that registration statement other securities to be offered by the Company and/or other holders of the Company's securities.

     14.2 Piggyback Registration Rights. If at any time Parent proposes, other than pursuant to its obligation under Section 14.1, to register any shares of Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on a form which would permit registration of the Parent Common Stock for sale to the general public, Parent shall each such time given written notice to the Shareholder's Representative of its intention to do so, describing the securities to be registered and specifying the form and manner and other relevant facts involved in such proposed registration. Upon the written request of any of the Shareholders who are then holders of Parent Common Stock delivered to Parent within 20 days after the giving of any such notice (which request shall specify the Parent Common stock intended to be disposed of by such holder), Parent will use its best efforts as a part of its filing of such form to effect the registration under the Securities Act of all Parent Common Stock which Parent has been so requested to register by the Shareholders; provided, however, that in the event the Company proposes to register any of its securities for the account of any holder of its securities other than the Shareholders, no Shareholder shall request Parent to effect the registration of more than the number of shares of Parent Common Stock held by such Shareholder which bears the same ratio to the total number of shares of Parent Common Stock held by such Shareholder as the number of shares of securities that Parent proposes to register for the account of such Shareholder bears to the total number of shares of securities held by such Shareholder. Parent shall not be required to honor any such request if, in the opinion of counsel to Parent reasonably acceptable to the Shareholder's Representative, registration under the Securities Act is not required for the transfer of the Parent Common Stock in the manner proposed by the Shareholders or that the registration is for a limited purpose or through a limited process such that, without the Shareholder's shares, the regulatory oversight or registration process would be more limited. If any such registration relates to a firmly underwritten offering of Parent Common Stock for the account of Parent, and if the manager or underwriter of such offering advises Parent in writing that, in its opinion, inclusion of shares of Parent Common Stock held by the Shareholders would adversely affect any such offering, then such shares shall, to such extent, be excluded from such registration.

     14.3 Registration Procedures. If and whenever Parent is required to use its best efforts to effect the registration of any Parent Common Stock under the Securities Act as provided herein, Parent shall register or otherwise qualify the sale of Parent Common Stock under the 'blue sky' laws in up to 8 states and Canadian provinces, and the following procedures shall apply:

          14.3.1 The Shareholders shall promptly furnish to Parent such information regarding the Shareholder, the distribution of the Parent Common Stock and such other matters as Parent may reasonably request in writing.

          14.3.2 Parent will bear all expenses of the registration, except for any underwriting spread and brokerage commission and transfer taxes incurred in connection with sales of the Parent Common Stock owned by the Shareholders and except for expenses of any legal counsel selected by the Shareholders to represent them in connection with the sale of the Parent Common Stock.

          14.3.3 Parent will furnish to the Shareholders at its expense such number of prospectuses conforming to the requirements of the Securities Act and the rules and regulations thereunder and relating to the Parent Common Stock subject thereto as may, from time to time, be requested by the Shareholders. Further, Parent shall (a) notify the Shareholders, at any time when a prospectus relating to the Parent Common Stock is required to be delivered under the Securities Act, of the happening of any event which Parent, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and (b) at the request of the Shareholder's Representative, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, thereafter delivered to the shareholders, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

          14.3.4 The Shareholders who are sellers of Parent Common Stock to be distributed in any underwritten offering shall be parties to the underwriting agreement entered into by Parent in connection therewith, and the representations and warranties by, and the other agreements on the part of Parent, including any lock-up provisions, to or for the benefit of the underwriter shall also be made to and for the benefit of such Selling Shareholders.

          14.3.5 Each Selling Shareholder agrees (except to the extent that such Shareholder is prohibited by applicable law from agreeing to withhold Parent Common Stock from sale), if requested in a timely notice from the managing underwriters in an underwritten offering, not to effect any public sale or distribution of Parent Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 30 day period prior to and during the 90-day period beginning on the closing date of each underwritten offering made pursuant to such registration statement.

          14.3.6 Parent shall not be required to maintain in effect any registration statement as it relates to Parent Common Stock held by the Shareholders beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of the Parent Common Stock included therein. However, Parent will use its reasonable best efforts to continue to file those documents which will permit Selling Shareholder to qualify sales of Parent Common Stock pursuant to Rule 144 under the Securities Act.

     14.4 Indemnification and Contribution.

          14.4.1 Indemnification by Parent. In the case of each offering of Parent Common Stock registered under the Securities Act pursuant hereto, Parent agrees to indemnify and hold harmless each Selling Shareholder in such offering, each underwriter of such Parent Common Stock under such registration and each other person, if any, who controls such Selling Shareholder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, and to reimburse them for any legal or any other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such Parent Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall not be so liable to a person otherwise indemnified to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein to the extent that such statements or alleged statements or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of a Selling Shareholder expressly for use in connection with any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document included by reference therein. The indemnification agreement contained in this Section
14.3.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Shareholder or any other person indemnified pursuant to such agreement and shall survive the transfer of such securities by such Selling Shareholder in the offering.

          14.4.2 Indemnification by Selling Shareholders. In the case of each offering of Parent Common Stock registered under the Securities Act pursuant hereto, the Selling

Shareholders in such offering agree to indemnify and hold harmless Parent, its officers and directors, each person who has signed the registration statement, and each other person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, each Selling Shareholder in such offering, each person, if any, who controls each such Selling Shareholder within the meaning of Section 15 of the Securities Act, and the directors and officers of each such Selling Shareholder, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained or incorporated by reference in any registration statement under which such Parent Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (any only to the extent) that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Selling Shareholder expressly for use in connection with the preparation of any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein. The indemnification agreement contained in this Section 14.4.2 shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any other person indemnified pursuant to such agreement and shall survive the transfer of Parent Common Stock by such Selling Shareholder in the offering.

          14.4.3 Other Indemnification or Contribution. Without by implication limiting the scope of the other provisions of this Section 14.4, it is agreed that indemnification or, if appropriate, contribution, similar to that specified in the preceding subsections of this Section 14.4 (with appropriate modifications), shall be given by Parent and each Selling Shareholder of Parent Common Stock with respect to any required registration or other qualification of such Parent Common Stock under any federal or state law or regulation of governmental authority other than the Securities Act.


                          ARTICLE 15.  MISCELLANEOUS.

     15.1 Expenses. Whether or not the Merger shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated.

     15.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier, with confirmation received, to the telecopy number specified below:

            If to the Company at:

                    Compuflex Systems, Inc.
                    Attn: Srini Vasan
                    510 Thornal Street, Ste. 350
                    Edison, NJ 08837
                    Fax No: (905) 321-1801

            With copies to:

                    Norris, McLaughlin & Marcus, P.A.
                    Attn: Victor S. Elgort, Esq.
                          Douglas R. Brown, Esq.
                    721 Route 202-206
                    Bridgewater, New Jersey 08807
                    Fax No: (908) 722-0755

            If to Parent at:

                    National TechTeam, Inc.
                    Attn: Lawrence A. Mills
                    835 Mason Street, Ste. 200
                    Dearborn, MI 48124
                    Fax No: (313) 277-6409


             With copies to:

                    Cox, Hodgman & Giarmarco
                    Attn: Kenneth J. LaMotte, Esq.
                          J. Claibourne Kelly, Esq.
                    201 W. Big Beaver, Suite 500
                    Troy, MI 48084
                    Fax No: (248) 528-2773


             If to Shareholders' Representative at:


                    (Same as Company)

     All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, or if sent by telecopier (the receipt of which will be promptly confirmed in writing), addressed in accordance with
Section 15.2. Each of the parties shall notify the other in accordance with this
Section 15.2 of any change of address or telecopy number to which notice is required to be mailed.

     15.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     15.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements and understandings among the parties with respect to the subject matter.

     15.5 Headings. The headings contained in this Agreement (and the Schedules) are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.6 Assignment; Amendment of Agreement. This Agreement shall not be assigned by any party without the prior written consent of all other parties. This Agreement may be amended only by written agreement of the parties, duly executed and delivered by an authorized representative of each of the parties.

     15.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts executed and fully performed within that State, without giving effect to the conflicts of laws principles thereof.

     15.8 Failure to Close. If for any reason this Agreement is terminated prior to the Effective Time, Parent shall return to the Company all documents and other information, including all originals and all copies thereof, theretofore delivered to Parent by the Company in conjunction with the Merger. Parent shall not retain copies of any such documents or other information, and shall not thereafter for a period of five years disclose to any person for any purpose or use any information conveyed to Parent in connection with the transactions contemplated by this Agreement, except for information which was:
(a) possessed by Parent prior to April 1, 1997, (b) disclosed to Parent by an independent third party without a violation of any obligation of confidentiality on the part of such third party to the Company; (c) ascertainable from public or published information or trade sources.

     15.9 Further Assurances. Each party agrees that it will execute and deliver, and cause to be executed and delivered, on or after the date of this Agreement, all such other documents and will take all reasonable actions as may be necessary to consummate the Merger on the terms of this Agreement, to consummate the transactions contemplated, and to effectuate the provisions and purposes thereof.

     15.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement is intended or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     15.11 Non-Waiver. The failure of any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     15.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated are fulfilled to the extent possible.

     15.13 Incorporation of Schedules. The Schedules are incorporated into this Agreement and shall be deemed a part of this Agreement as if set forth herein in full. References to "this Agreement" and the words "herein", "hereof" and words of similar import refer to this Agreement (including its Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Schedule, the provisions of this Agreement shall control.

     15.14 Waiver of Jury Trial. EACH OF THE COMPANY AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED.

     IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Shareholders' Representative have executed and delivered this Agreement as of the day and year first above written.



                                        NATIONAL TECHTEAM INC.

                                        By:  L. A. Mills
                                           --------------------------

                                        Its: Senior Vice President
                                            -------------------------
                                                           "Parent"

                                        TECHTEAM ACQUISITION NO. 1., INC.


                                        By:  L. A. Mills
                                           ---------------------------

                                        Its: Vice President
                                             -------------------------
                                                        "Acquisition"


                                        COMPUFLEX SYSTEMS, INC.

                                        By:  Srini Vasan
                                            --------------------------

                                        Its: President
                                             -------------------------
                                                            "Company"

                                          Srini Vasan
                                        -------------------------------
                                        Srini Vasan, as "Shareholders'
                                        Representative"

                                        PRINCIPAL SHAREHOLDERS:

                                        Srini Vasan
                                        ------------------------------
                                        Srini Vasan

                                        Howard Messer
                                        ------------------------------
                                        Howard Messer


                                        ------------------------------
                                        Lakshmi Iyer

     IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Shareholders' Representative have executed and delivered this Agreement as of the day and year first above written.



                                        NATIONAL TECHTEAM, INC.

                                        By:
                                            -----------------------------

                                        Its:
                                             -----------------------------
                                                                  "Parent"

                                        TECHTEAM ACQUISITION NO. 1., INC.


                                        By:
                                            ------------------------------

                                        Its:
                                             -----------------------------
                                                             "Acquisition"


                                        COMPUFLEX SYSTEMS, INC.


                                        By:
                                            ------------------------------

                                        Its:
                                             -----------------------------
                                                                 "Company"



                                        ----------------------------------
                                        Srini Vasan, as "Shareholders'
                                        Representative"


                                        PRINCIPAL SHAREHOLDERS:


                                        ----------------------------------
                                        Srini Vasan


                                        ----------------------------------
                                        Howard Messer

                                        Lakshmi Iyer
                                        ----------------------------------
                                        Lakshmi Iyer

           STOCK EXCHANGE AGREEMENT AND AGREEMENT AND PLAN OF MERGER

                                     Among

                 COMPUFLEX SYSTEMS, INC. ("Compuflex"); Certain
          Controlling Shareholders of Compuflex (the "Control Group");
         NATIONAL TECHTEAM, INC. ("TeachTeam") and TECHTEAM ACQUISITION
                          NO. 1., INC. ("Acquisition")


                              DISCLOSURE SCHEDULES

Schedule 1.2 - List of Principal Shareholders; Allocation of Unrestricted
Shares.


Principal               Compuflex               Registered      Unregistered
Shareholder              Shares                   Shares            Shares
-----------             ----------              ----------      ------------
Srini Vasan             2,137,000               139,191          138,616
Lakshmi Iyer              670,000                43,678           51,886
Howard Messer             185,030                     0           32,000
SGM Holdings, L.L.C.      350,000                34,886            9,429
Lyman Hamilton             22,500                 1,481            1,728
Amitava Sen                 2,500                   165              192
Ridgewood Partners          5,000                   329              384
Compuflex Systems, Ltd.   100,000                 6,584            7,679
Net dB Company, Inc.       16,000                 1,048            1,234
Arun Iyer                  10,000                   658              768
Kiran Banga                10,000                   658              768
David Malkin               10,000                   658              768
Targa Limited Partnership  20,000                 1,317            1,536
International Partners        800                    53               61
     Corporation
Herbert L. Chestler        30,000                 4,279                0
                        ---------               -------         --------

     Totals             3,568,830               234,982          245,514



Schedule 4.1 - Liens, etc. Encumbering Compuflex Shares Held by Control Group.

              None.

Schedule 4.2 - Options, Warrants, etc.

        See the stock options set forth in Schedule 5.2 below.

Schedule 5.1 - List of Direct and Indirect Subsidiaries

              Intec Overseas Software Limited (New York)
              Compuflex Systems Ltd. (India)
              Far East Software Company Limited (Singapore)
              Compuflex Systems U.K., Ltd. (United Kingdom)

     Note: Far East Software Company Limited and Compuflex Systems U.K., Ltd. are inactive, and have no assets or operations.

Schedule 5.2 - Stockholder List; Stock Options, etc.

          A list of stockholders of record of Compuflex, certified by the Company's transfer agent as of July 10, 1997, has been delivered to TechTeam.

          Compuflex has granted options to purchase Common Stock to the following persons in the respective amounts of shares set forth below:


          Optionee              Shares          Exercise Price
          --------              ------          --------------

          Srini Vasan           650,000             $0.50/sh.
          Lakshmi Iyer          200,000              0.50/sh.
          Howard Messer         200,000              0.50/sh.
          Amitava Sen            20,000              1.00/sh.
          Rohini Krishnan        25,000              1.00/sh.
          Harry Sangha           10,000              1.10/sh.
          Raman Subramanian      10,000              1.10/sh.
          Ventech Investments    50,000              0.45/sh.
          William Potter         10,000              1.00/sh.
          Int'l Partners Corp.   20,000              5.00/sh.
                              ---------
                              1,195,000


Schedule 5.4 - No Conflicts

     The documentation of the Company's loans with The Chase Manhattan Bank provide that the transactions contemplated by the Agreement are an event of default which entitles the Bank to accelerate the loans.


Schedule 5.5 - Interim Financial Statements

     A copy of Compuflex's Quarterly Report on Form 10-Q for the Quarter Ended April 30, 1997, as filed with the Securities and Exchange Commission, has been delivered to TechTeam.


Schedule 5.6 - Liabilities

     5.6.2.:  None

     5.6.4.:  None

     5.6.5.: A list of the consolidated trade payables as of May 31, 1997 is attached at the end of these Schedules as Exhibit 5.61

Schedule 5.7 - Certain Changes

     On or before June 30, 1997, all 30,000 shares of Series A Preferred Stock of Compuflex were surrendered to the Company for cancellation in exchange for 30,000 shares of Common Stock.

     A total of 595,000 shares of Common Stock have been issued to various persons pursuant to the exercise of stock options granted to such persons identified in these Schedules.

Schedule 5.8 - Description of Insurance Policies

     Workers Compensation and Employers Liability
          (Kemper National Insurance Companies
           Policy No. 3BA 110457-00)

     Automobile Coverage (Kemper National Insurance Companies
          Policy No. E3G 0022760-01

     General Liability (National Union Fire Insurance Co. Policy
          No. MLP 206-9125)

Schedule 5.9 - Litigation

     The Company is the defendant in a legal proceeding involving a claim for $700 brought by Nicco Corporation for amounts allegedly owed to them for consulting charges.

Schedule 5.10 - Violations of Law; Permits

     The Company is not required to have licenses and permits for the conduct of its business.

Schedule 5.11 - Tax Matters

     None.

Schedule 5.13 - Real Property Leases

     Agreement of Lease dated January 22, 1996 between Metropolitan Life Insurance Company and Compuflex (re: the Company's office at 510 Thornall Street, Edison, New Jersey).

     Trafalgar Associates - 139B Minebrook Road, Edison, NJ

     Green Plaza Associates - 3505 Green Hollow Drive, Iselin NJ


Schedule 5.14 - Material Contracts

     Equipment Leases

     ATT Capital Corp.  (HP Net server)
     GE Capital Corp.  (telephone system)

     Leasing Group, Inc. (Toshiba Notebook)
     Fleetwood Financial Corp. (computer equipment)
     Advanta Business Services Corp. (computer equipment)
     Sanwa Leasing (computer equipment)

     Guest House Leases

     Trafalgar Associates -
     Green Plaza Associates - 3505 Green Hollow Drive, Iselin NJ

     Employee Benefit Plans

     401(k) Profit Sharing Plan and Trust

     Employment Agreements

     Srini Vasan dated October 21, 1994
     Howard Messer dated October 21, 1994

     Other

     Agreement dated September 29, 1994 between the Company and Intec Systems Private, Ltd., as amended by the Letter dated October 1994, and the Agreement dated May 10, 1995.

     Memorandum of Understanding dated January 31, 1995 between the Company and Intec Overseas Software Limited, an India corporation.

     Agreement dated May 2, 1995 between the Company and Intec Overseas Software Limited, an India corporation.

     Irrevocable Proxy from CSL to Srini Vasan

Schedule 5.15 - Intellectual Property Rights

     The Company licenses, on a non-exclusive basis, SAP software.

     The Company owns certain proprietary software called GRASP, a tool used in performing installation and other services relating to SAP. The principal author of GRASP was Mr. Srini Vasan, who assigned all rights of authorship to Net dB Company, Inc.. Rights in GRASP were transferred to the Company by Net dB Company, Inc. in exchange for Series B Preferred Stock.

Schedule 5.16 - Environmental Matters

     None.

Schedule 5.17 - Customers

        A list of customers and their respective total revenues for the fiscal year ended July 31, 1996 is attached hereto as Exhibit 5.17

Schedule 5.19 - Third Party Approvals

        None.

Schedule 5.20 - Employee Agreements

        Employment Agreements with:

        Srini Vasan dated October 21, 1994
        Howard Messer dated October 21, 1994

        401(k) Profit Sharing Plan and Trust

Schedule 5.21 - Personal Property Matters

        Personal property leases:

        ATT Capital Corp. (HP Net server)
        GE Capital Corp. (telephone system)
        Leasing Group, Inc. (Toshiba Notebook)
        Fleetwood Financial Corp. (computer equipment)
        Advanta Business Services Corp. (computer equipment)
        Sanwa Leasing (computer equipment)

        Security Interests and Liens:

        Security interests in favor of The Chase Manhattan Bank

        A judgment against Energy Recovery Systems, Inc. in the amount of $398,052.33 dated 5/13/87 remains open of record in favor of Federal Savings and Loan Association (FSLIC), as assignee of Flushing Savings Bank. According to the Company's 1989 Annual Report on Form 10-K, Energy Recovery fully paid the amounts owed to satisfy the judgment, and obtained general releases and a termination of security interests from the FSLIC. The FDIC has confirmed in writing that the judgment was fully paid, and it will prepare and send the satisfaction documents.

        A judgment against Energy Recovery Systems, Inc. in the amount of $1,928.54 in favor of Kelly Services, Inc.

Schedule 5.23 - Bank Accounts

        All with The Chase Manhattan Bank, N.A.:

                1. Credit Card Clearing Account - Intec Oversease Software Ltd., 053-00841-B017-00841

                2.      Checking (Intec) - 026-128-3626
                        Checking (Compuflex) 026-130-6179

Schedule 5.24 - Guaranties

        None.

Schedule 5.25 - Relationships With Principal Shareholders

        None.

Schedule 5.26 - Restrictions on Business Activities

        None.

Schedule 5.29 - Company Indebtedness

        Owed to The Chase Manhattan Bank, N.A.

                Term Loan - $227,333
                Revolver  - $300,000

Schedule 5.32 - Shareholders' Knowledge Representation

        Srini Vasan
        Lakshmi Iyer
        Howard Messer